UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2007
HARRIS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, FL		32919

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100
No Change
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     As contemplated by the Formation Agreement (as defined below), Harris Corporation, a Delaware corporation (“Harris”), and Harris Stratex Networks, Inc., a Delaware corporation (“Newco”), have entered into several agreements in connection with the closing of the Combination (as defined below), including, among others, an investor agreement, a non-competition agreement and a registration rights agreement.
     Investor Agreement
     The investor agreement provides, among other things, that Harris, as the sole holder of Class B common stock of Newco, will have the right to elect separately as a class a number of directors (“Class B Directors”) equal to its proportionate ownership of Newco common stock (rounding down to the next whole number of Class B Directors) and further provides that, so long as Harris holds a majority of the outstanding common stock of Newco, the number of directors of Newco will be nine (9), five (5) of which will be Class B Directors. As an initial matter, Harris has appointed Howard L. Lance, Chairman, President and Chief Executive Officer of Harris, Guy M. Campbell, the former President of Harris’ Microwave Communications Division, Eric C. Evans, Dr. Mohsen Sohi and James C. Stoffel, who also serves as a director of Harris, as Class B Directors. Harris has agreed that for two (2) years following the consummation of the Combination, one Class B Director will be required to meet the independence requirements of Rule 4350(d)(2)(A) of the rules promulgated by the NASDAQ Stock Market applicable to those persons listed on the NASDAQ Global Market (the “NASDAQ Rules”) and one Class B Director will not be an employee of Harris. The remaining four (4) initial directors of Newco were appointed by Stratex and include Charles D. Kissner, the former Chairman of Stratex, William A. Hasler, a former director of Stratex, Clifford H. Higgerson, a former director of Stratex, and Edward F. Thompson, a former director of Stratex.
     The investor agreement also includes agreements between Harris and Newco addressing Harris’ ability to purchase or dispose of shares of Newco common stock, including the agreement by Harris that, for two years following the consummation of the Combination, it will not acquire any additional shares of Newco common stock or dispose of any of its interest in Newco, other than pursuant to pre-emptive rights set forth in the investor agreement or unless approved in advance by a majority of the directors of Newco not nominated by Harris. In addition, the investor agreement also includes provisions addressing related party transactions and duties relating to corporate opportunities.
     Non-Competition Agreement
     The non-competition agreement provides, among other things, that for five (5) years after the consummation of the Combination, Harris will not develop, manufacture, distribute or sell any microwave radio systems and related components, systems and services (i) that compete with the identified products of Newco, or (ii) that are substantially similar to such products in form, fit and function when used in terrestrial microwave point-to-point communications networks that provide access and trunking of voice and data for telecommunications networks. This restriction does not apply to the development, manufacture, distribution or sale of microwave radios or related components, systems or services to government entities or resales of non-Harris-branded equipment.
     Registration Rights Agreement
     The registration rights agreement provides that Newco will register shares of Newco common stock held by Harris under the Securities Act of 1933, as amended, from time to time, subject to the terms and conditions stated therein.
     The foregoing descriptions of the investor agreement, the non-competition agreement and the registration rights agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each of the investor agreement, non-competition agreement and registration rights agreement, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 hereto and incorporated into this Item 1.01 of this report by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On January 26, 2006, Harris, Newco and Stratex Networks, Inc., a Delaware corporation (“Stratex”), completed the transactions contemplated by the Amended and Restated Formation, Contribution and

Merger Agreement, dated as of December 18, 2006 (the “Formation Agreement”), among Harris, Stratex, Newco, and Stratex Merger Corp., a Delaware corporation (“Merger Sub”).
     In accordance with the Formation Agreement, (i) Harris contributed the assets comprising its Microwave Communications Division (“MCD”) and $32.1 million in cash to Newco and, following the allocation (as appropriate and reasonably practicable) by Harris of its liabilities between MCD and its other businesses and divisions, Newco assumed those liabilities primarily resulting from or primarily arising out of MCD, other than certain specified liabilities (the “Contribution”), and (ii) Merger Sub, a wholly owned subsidiary of Newco, merged with and into Stratex with Stratex surviving as a wholly owned subsidiary of Newco (the “Merger”). The Contribution and the Merger are herein collectively referred to as the “Combination”.
     In connection with the Combination, (i) each outstanding share of Stratex common stock, par value $0.01 per share, was automatically converted into one-fourth of a share of Newco Class A common stock, par value $0.01 per share, (ii) in connection with the conversion of the Stratex common stock, Newco issued approximately 24,733,114 shares of Newco’s Class A common stock, with cash to be issued to former holders of Stratex common stock in lieu of any fractional shares of Newco Class A common stock to which they would otherwise be entitled, and (iii) Newco issued to Harris a total of 32,850,965 shares of Newco Class B common stock, par value $0.01 per share. As provided in the Formation Agreement, the shares of Newco Class B common stock issued to Harris in connection with the Contribution equal approximately 56% of the outstanding shares of Newco common stock immediately following the consummation of the Combination applying the treasury stock method assuming, solely for this purpose, a fair market value per share of Newco Class A common stock of $20.80 (which is equivalent to $5.20 per share of Stratex common stock prior to the one-for-four exchange effected by the Merger).
     The foregoing description of the Combination, the Contribution and the Formation Agreement does not purport to be complete and is qualified in its entirety by reference to the Formation Agreement, including the exhibits thereto, which is filed as Exhibit 2.1 hereto and incorporated into this report by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In connection with the Combination, Guy Campbell, the former president of the Microwave Communications Division of Harris was appointed the president and chief executive officer of Harris Stratex Networks, Inc. Because of this transition, Mr. Campbell will no longer be a named executive officer of Harris as contemplated by the Securities Exchange Act of 1934, as amended.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

The financial statements required by this item are not being filed herewith. To the extent such information is required by this item, they will be filed with the Securities and Exchange Commission (the “SEC”) by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this item, if any, is not being filed herewith. To the extent such information is required by this item, it will be filed with the SEC by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Title

2.1	Amended and Restated Formation, Contribution and Merger Agreement, dated as of December 18, 2006, among Harris Corporation, Stratex Networks, Inc., Harris Stratex Networks, Inc. and Stratex Merger Corp.

10.1	Investor Agreement, dated as of January 26, 2007, between Harris Corporation and Harris Stratex Networks, Inc.

10.2	Non-Competition Agreement, dated as of January 26, 2007, between Harris Corporation and Harris Stratex Networks, Inc.

10.3	Registration Rights Agreement, dated as of January 26, 2007, between Harris Corporation and Harris Stratex Networks, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
Date: February 1, 2007	By:	/s/ Scott T. Mikuen
		Name:	Scott T. Mikuen
		Title:	Vice President, Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Title

2.1	Amended and Restated Formation, Contribution and Merger Agreement, dated as of December 18, 2006, among Harris Corporation, Stratex Networks, Inc., Harris Stratex Networks, Inc. and Stratex Merger Corp.

10.1	Investor Agreement, dated as of January 26, 2007, between Harris Corporation and Harris Stratex Networks, Inc.

10.2	Non-Competition Agreement, dated as of January 26, 2007, between Harris Corporation and Harris Stratex Networks, Inc.

10.3	Registration Rights Agreement, dated as of January 26, 2007, between Harris Corporation and Harris Stratex Networks, Inc.